Exhibit 10.26

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

ASSIGNMENT OF LEASE, CONSENT TO ASSIGNMENT OF LEASE AND FIRST AMENDMENT TO LEASE
This Assignment of Lease, Consent to Assignment of Lease and First Amendment to Lease (this “Amendment”), dated for reference purposes only as of October 26, 2022, by EMERY STATION OFFICE II, LLC, a California limited liability company (“Landlord”), LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation (“Assignor”), and OMNIAB, INC., a Delaware corporation (“Assignee” or “Tenant”).
Recitals
This Amendment is made with regards to the following facts:
A.    Landlord and Assignor, as tenant, have entered into that certain Office/Laboratory Lease dated as of June 8, 2021 (the “Lease”), under which Landlord leased to Assignor the premises consisting of approximately 25,429 square feet of Rentable Area with the building located at 5980 Horton Street, Emeryville, California, as more particularly described in the Lease.
B.    Assignor now desires to assign to Assignee all of its right, title, and interest in, to, and under the Lease, and Assignee is willing to assume Assignor’s obligations under the Lease, pursuant to the terms and conditions of this Amendment (the “Assignment”).
C.    Assignor and Assignee desire to obtain Landlord’s consent to the Assignment and Landlord is willing to consent to the Assignment and to further amend the Lease, all on the following terms and conditions.
Agreement
NOW THEREFORE, in consideration of the mutual covenants contained in this Amendment, and for valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows:
1.    Definitions; Recitals. Unless otherwise specified herein, all capitalized terms used in this Amendment are used as defined in the Lease. The parties acknowledge the truthfulness of the foregoing Recitals, which are hereby incorporated into this Amendment.
2.    Inconsistencies. To the extent that there are any inconsistencies between the terms of the Lease and this Amendment, the terms of this Amendment shall control.
3.    Assignment and Assumption of Lease; Representation of Assignor. As of the date that Assignee becomes a separate, publicly-listed company on the NASDAQ, which date either Assignor or Assignee shall confirm in writing to Landlord (the “Effective Date”), Assignor assigns, conveys and otherwise transfers to the Assignee all of Assignor’s right, title and interest as tenant in and to the Lease and the Premises, and Assignee accepts from Assignor all such right, title, and interest in and to the Lease and the Premises, subject to the terms and conditions set forth in this Amendment. Assignee expressly assumes and agrees for the benefit of Landlord to be bound by, and to perform all of the obligations, terms, covenants, conditions, and agreements required to be performed or fulfilled by Assignor as tenant under the Lease from and after the Effective Date. Assignor represents and warrants that as of the Effective Date, Assignee will have no less than $90 million of unencumbered cash (the “Assignee Cash Assets Representation”). Assignor and

Assignee acknowledge and agree that the accuracy of the Assignee Cash Assets Representation is a material consideration to Landlord consent to the Assignment pursuant to Section 6(a) belowA.6(a) below.
4.    Release of Liability of Assignor. Upon Assignor’s written request to Landlord, which request shall take effect no sooner than one (1) year after the Effective Date, and provided that (a) the Security Deposit held under the Lease is increased from $153,000.00 (the “Current Security Deposit”) to $1,200,000.00 (the “Revised Security Deposit”), and (b) Assignee is not in default under the terms of the Lease (after receipt of written notice and a reasonable opportunity to cure) as of either the date of such written request or the date Landlord receives the Revised Security Deposit, then Landlord shall forever release and discharge Assignor from any obligations to be observed and performed by Tenant under the Lease after the date Landlord receives the Revised Security Deposit (with no release from liabilities which accrue prior to such date). The Revised Security Deposit shall be held by Landlord pursuant to Article 5 of the Lease.
5.    Acceptance of the Premises. Assignee accepts the Premises in its present condition. Landlord will not be obligated to make any alterations or improvements to the Premises on account of this Amendment.
6.    Consent to Assignment.
(a)    Consent. Landlord hereby consents to the assignment of the Lease from Assignor to Assignee in accordance with the terms of this Amendment, provided that (i) the Assignee Cash Assets Representation is accurate as of the Effective Date, and (ii) consenting to the Assignment shall not be construed to amend the Lease in any respect (except as otherwise set forth in this Amendment) or constitute Landlord’s approval of any alterations, additions, or improvements to the Property.
(b)    Subsequent Assignments. This consent does not constitute a consent to any subsequent subletting or assignment. Notwithstanding the foregoing, Landlord may consent to subsequent sublettings and assignments of the Lease, or amend the Lease without notifying Assignor or anyone else liable under the Lease, including any guarantor of the Lease, and without obtaining their consent, and that action by Landlord will not relieve those persons of liability; provided that Assignee shall not effect any assignment or sublease or amend the Lease without Assignor’s written consent which shall not be materially withheld, conditioned or delayed.
7.    Transfer of Current Security Deposit; Reduction of Revised Security Deposit. Assignor acknowledges the transfer and assignment of all its right, title, and interest in, to, or under the Current Security Deposit deposited with Landlord as a security deposit under Article 5 of the Lease to Assignee. Assignor waives all claims against Landlord as to the Current Security Deposit. Assignee will protect, defend, indemnify and hold Landlord harmless from and against any claims Assignor may raise against Landlord as to the Current Security Deposit. Upon Assignee’s written request to Landlord, if (a) the Revised Security Deposit has been remitted to Landlord pursuant to Section 4 above, (b) Assignee is not then in default under the terms of the Lease (after receipt of written notice and a reasonable opportunity to cure), and (c) Assignee provides written evidence to Landlord that Assignee has achieved a market cap of at least $1 billion and positive cash flow over four (4) successive quarters of at least $5 million cumulatively, then Landlord shall apply $750,000.00 of the Revised Security Deposit to the subsequent Rent next due under the Lease until such amount is fully exhausted, and the amount of Security Deposit held by Landlord pursuant to Article 5 of the Lease shall be reduced to $450,000.00.

8.    Cross Default. Section 11.1 of the Lease shall be amended as follows:
(a)    In Section 11.1(l) of the Lease, the period shall be replaced with a semicolon. The word “or” shall be deleted from the end of 11.1(k) of the Lease, and reinserted at the end of Section 11.l (l) after the semicolon.
(b)    The following provision shall be inserted following Section 11.1(l) of the Lease:
(m) So long as the [***] under the Lease dated as of August 31, 2021, between Tenant and [***], [***], for premises containing approximately [***] square feet of Rentable Area, and consisting of [***] (the “[***] Lease”), is [***] under this Lease, Tenant is in Default (after receipt of written notice and beyond any applicable cure period set forth therein) under the [***] Lease.
9.    Inspection by a CASp in Accordance with Civil Code Section 1938. Pursuant to California Civil Code Section 1938, Landlord hereby notifies Tenant that as of the Effective Date, the Premises have not undergone inspection by a “Certified Access Specialist” (“CASp”) to determine whether the Premises meet all applicable construction-related accessibility standards under California Civil Code Section 55.53. Landlord hereby discloses pursuant to California Civil Code Section 1938 as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” Landlord and Tenant hereby acknowledge and agree that in the event that Tenant elects to perform a CASp inspection of the Premises hereunder (the “Inspection”), such Inspection shall be (a) performed at Tenant’s sole cost and expense, (b) limited to the Premises and (c) performed by a CASp who has been approved or designated by Landlord prior to the Inspection. Any Inspection must be performed in a manner which minimizes the disruption of business activities in the Building, and at a time reasonably approved by Landlord. Landlord reserves the right to be present during the Inspection. Tenant agrees to: (i) promptly provide to Landlord a copy of the report or certification prepared by the CASp inspector upon request (the “Report”), (ii) keep the information contained in the Report confidential, except to the extent required by applicable regulations, or to the extent disclosure is needed in order to complete any necessary modifications or improvements required to comply with all applicable accessibility standards under state or federal law, as well as any other repairs, upgrades, improvements, modifications or alterations required by the Report or that may be otherwise required to comply with applicable Regulations or accessibility requirements (the “Access Improvements”). Tenant shall be solely responsible for the cost of Access Improvements to the Premises or the Building necessary to correct any such violations of construction-related accessibility standards identified by such Inspection as required by applicable regulations, which Access Improvements may, at Landlord’s option, be performed in whole or in part by Landlord at Tenant’s expense, payable as additional rent within ten (10) days following Landlord’s demand. The terms and conditions of this Section 6 shall apply only in the event Tenant conducts an Inspection; otherwise, the terms and conditions of the Lease, as amended, shall govern with respect to each of Landlord’s and Tenant’s liability for compliance with applicable regulations.
10.    OFAC Representations. Assignor and Assignee each represents and warrants to Landlord that (a) each individual executing this Amendment on behalf of Assignor or Assignee is authorized to do so on behalf of Assignor or Assignee and that neither Assignor nor Assignee are, and the entities or individuals constituting Assignor or Assignee are not, (i) in violation of any laws relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list, and (b) neither Assignor nor Assignee shall not engage in any actions in violation of any such laws or associate with such individuals or entities during the Term of the Lease. Assignor and Assignee each hereby agrees to defend, indemnify and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing representation and warranty.
11.    Lease Status. As a material inducement to Landlord to enter into this Amendment, Assignor warrants, represents and certifies to Landlord, as of the date of this Amendment, that: (a) to Assignor’s actual knowledge, Landlord is not in breach or default under the Lease, nor has any event occurred, which, with the passage of time or the giving of notice, or both, would constitute a breach of default by Landlord; (b) Landlord has fully performed all of Landlord’s construction obligations (if any) and paid any tenant improvement allowance (if any) owing to Assignor; (c) Assignor has accepted possession of the Premises; (d) Assignor does not have any defenses or offsets to payment of rent and performance of its obligations under the Lease as and when same becomes due; (e) no actions, whether voluntary of otherwise, are pending against Assignor under the bankruptcy laws of the United States or any state thereof; (f) Assignor has not assigned the Lease or subleased any portion of the Premises; and (g) the Lease, as amended by this Amendment, constitutes the complete agreement of Landlord and Assignor with respect to the Premises, and there are no other amendments, oral or written, to the Lease.
12.    General Provisions.
(a)    Consideration for Assignment. Assignor and Assignee represent and warrant that there are no additional payments of rent or any other consideration of any type which has been paid or is payable by Assignee to Assignor in connection with the Assignment.
(b)    Brokerage Commissions and Other Costs. Assignor and Assignee agree that Landlord will not be liable for any brokerage commission or finder’s fee or other amounts which may be due to a broker or agent, any real estate transfer taxes, or other costs in connection with the consummation of the Assignment or this Amendment (collectively, “Transfer Costs”). Assignor and Assignee will protect, defend, indemnify and hold Landlord harmless from any such Transfer Costs, and from any cost or expense (including attorney fees) incurred by Landlord in resisting any claim for any such Transfer Costs. The provisions of this Section 12(b) shall survive the expiration or earlier termination of both the Assignment and this Amendment.
(c)    Controlling Law. The terms and provisions of this Amendment will be construed in accordance with and will be governed by the laws of the State of California.

(d)    Captions. Captions to the sections in this Amendment are included for convenience only and do not modify any of the terms of this Amendment.
(e)    Entire Agreement. This Amendment constitutes the final, complete and exclusive statement between the parties to this Amendment pertaining to the Assignment and terms of Landlord’s consent to the Assignment, supersedes all prior and contemporaneous understandings or agreements of the parties, and is binding on and inures to the benefit of their respective heirs, representatives, successors and assigns. No party has been induced to enter into this Amendment by, nor is any party relying on, any representation or warranty outside those expressly set forth in this Amendment. Any agreement made after the date of this Amendment is ineffective to modify, waive, or terminate this Amendment, in whole or in part, unless that agreement is in writing, is signed by the parties to this Amendment, and specifically states that agreement modifies this Amendment.
(f)    Waiver of Jury Trial; Attorney Fees. If any party commences litigation against any other party for the specific performance of this Amendment, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties waive any right to a trial by jury and, in the event of any commencement of litigation, the prevailing party shall be entitled to recover from the applicable party such costs and reasonable attorney fees as may have been incurred.
(g)    Waiver. Except as explicitly stated in this Amendment, nothing contained in this Amendment will be deemed or construed to modify, waive, impair, or affect any of the covenants, agreements, terms, provisions, or conditions contained in the Lease. In addition, the acceptance of rents by Landlord from Assignee or anyone else liable under the Lease will not be deemed a waiver by Landlord of any provisions of the Lease.
(h)    Counterparts; Electronic Signatures. This Amendment may be executed in counterparts each of which counterparts when taken together shall constitute one and the same agreement. Any facsimile, PDF or other electronic signature shall constitute a valid and binding method for executing this Amendment. Executed counterparts of this Amendment exchanged by facsimile transmission, PDF email, or other electronic means shall be fully enforceable.
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IN WITNESS WHEREOF, Landlord, Assignor and Assignee have executed this Assignment of Lease, Consent to Assignment of Lease and First Amendment to Lease as of the above date.
LANDLORD:

EMERY STATION OFFICE II, LLC,
a California limited liability company

By:    Emery Station Associates II, LLC,
a California limited liability company,
its Managing Member

By:    Wareham-NZL, LLC,
a California limited liability company,
its Managing Member

By: /s/ Richard K. Robins
Richard K. Robins
Its Manager

ASSIGNEE: OMNIAB, INC., a Delaware corporation By: /s/ Charles Berkman Name: Charles Berkman Its: Chief Legal Officer and Secretary By: /s/ Kurt Gustafson Name: Kurt Gustafson Its: CFO
ASSIGNOR:

LIGAND PHARMACEUTICALS
INCORPORATED, a Delaware corporation

By:    /s/ Andrew Reardon

Name: Andrew Reardon

Its: Chief Legal Officer

By:    /s/ Matthew Korenberg

Name: Matthew Korenberg

Its: President & COO